UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street, Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 20, 2023, NRG Energy, Inc. (“NRG” or the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Elliott Investment Management L.P. and certain of its affiliates (collectively, “Elliott”) regarding the composition of the Company’s Board of Directors (the “Board”), the establishment of a search committee of the Board (the “CEO Search Committee”) to conduct a search to select the Company’s next Chief Executive Officer and related matters.

Pursuant to the Cooperation Agreement, the Company has agreed, among other things, to (A) increase the size of the Board to thirteen (13) directors, (B) appoint Marwan Fawaz, Kevin T. Howell, Alex Pourbaix and Marcie C. Zlotnik (the “New Directors”) as independent directors with initial terms expiring at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”), (C) nominate the New Directors for election as directors at the 2024 Annual Meeting, (D) establish the CEO Search Committee consisting of five (5) directors, which is charged with conducting a search for a new Chief Executive Officer of the Company, and (E) appoint Antonio Carrillo, Heather Cox, Lisa Donohue, Kevin T. Howell and Alex Pourbaix to the CEO Search Committee with Ms. Donohue as the Chair of the CEO Search Committee. The appointment of each New Director to the Board is subject to and effective upon his or her satisfaction of the Company’s customary director nomination and onboarding procedures; provided, however, that Mr. Howell’s appointment to the Board will be effective on the next business day following written notification by Elliott to the Company of Mr. Howell’s eligibility to serve on the Board, and until the effective time of such appointment, Mr. Howell will serve as an observer of the Board. Prior to the effectiveness of each New Director’s appointment as a director the Board will make a determination whether each New Director qualifies as an independent director within the meaning of the New York Stock Exchange listing standards.

Under the terms of the Cooperation Agreement, the size of the Board will not exceed (a) thirteen (13) directors prior to the date of the 2024 Annual Meeting and (b) eleven (11) directors following the earlier of (i) 60 calendar days following the date on which the Company’s new Chief Executive Officer takes office and (ii) December 31, 2024, provided, however, that prior to the expiration of the Cooperation Period (as hereinafter defined), the Board may increase the size of the Board by one (1) member in order to appoint the Company’s next Chief Executive Officer as a director. Pursuant to the Cooperation Agreement, the “Cooperation Period” means the earlier of (a) the date that is thirty (30) calendar days prior to the notice deadline under the Company’s Sixth Amended and Restated By-Laws for the nomination of non-proxy access director candidates for election to the Board at the Company’s 2025 annual meeting of stockholders and (b) November 30, 2024.

The Cooperation Agreement further provides that in the event that any New Director is unable or unwilling to serve, or resigns, is removed as a director or ceases to be a director of the Company for any other reason prior to the expiration of the Cooperation Period, the Company and Elliott will cooperate in good faith to select a mutually agreeable replacement director, provided that at such time Elliott beneficially owns a “net long position” of, or has aggregate net long economic exposure to, at least 1% of the Company’s then outstanding Common Stock.

Under the terms of the Cooperation Agreement, during the Cooperation Period, Elliott will abide by certain voting commitments and customary standstill restrictions (subject to certain exceptions), and the parties agreed to mutual non-disparagement provisions.

The foregoing description of the Cooperation Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached hereto and filed as Exhibit 10.1 and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Appointment of Lawrence Coben as Interim President and Chief Executive Officer

On November 17, 2023, the Board appointed Lawrence Coben, 65, to the position of interim president and chief executive officer (“Interim CEO”), effective immediately. He succeeds Mauricio Gutierrez, who resigned as the Company’s Chief Executive Officer and President and as a member of the Board, effective November 17, 2023. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Biographical and other information about Dr. Coben is included the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 15, 2023 (the “Proxy Statement”). Dr. Coben will continue in his role as the Company’s Chair of the Board.

Dr. Coben does not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Dr. Coben has been appointed to his position. In addition, there have been no transactions directly or indirectly involving Dr. Coben that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As of the filing of this Current Report on Form 8-K (this “Report”), the Compensation Committee of the Board (the “Compensation Committee”) and the Board have not finalized the compensation of Dr. Coben in connection with his appointment as Interim CEO. The Company will provide this information by filing an amendment to this Report after the information is determined or becomes available.

Appointment of Anne Schaumburg as Lead Independent Director

On November 17, 2023, in accordance with the Company’s corporate governance guidelines, the Board appointed Anne Schaumburg to serve as the Company’s lead independent director to serve in this capacity for so long as the Company’s Chair and Chief Executive Officer roles are being held by the same person.

A copy of the Company’s press release announcing the transition is attached hereto and filed as Exhibit 99.1 and incorporated by reference herein.

Appointment of New Directors

Pursuant to the Cooperation Agreement, the size of the Board will be expanded from ten (10) to thirteen (13) members, and the Board will appoint the New Directors to serve as members of the Board subject to and effective upon their satisfaction of the Company’s customary director nomination and onboarding procedures; provided, however, that Mr. Howell’s appointment to the Board will be effective on the next business day following written notification by Elliott to the Company of Mr. Howell’s eligibility to serve on the Board, and until the effective time of such appointment, Mr. Howell will serve as an observer of the Board. A copy of the press release, which includes certain biographical information of the New Directors, is furnished as Exhibit 99.1 and incorporated herein by reference.

Effective as of the effectiveness of their appointments as directors of the Company, the New Directors will participate in the Company’s director compensation program, as described in the Proxy Statement under the caption “Director Compensation.”

There are no arrangements or understandings between any of the New Directors and any other person pursuant to which each was selected as a director, other than with respect to the matters referenced in Item 1.01, and there have been no transactions since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, regarding the New Directors that are required to be disclosed by Item 404(a) of Regulation S-K promulgated under the Exchange Act.

Item 7.01 Regulation FD

On November 20, 2023, the Company issued a news release announcing the Company’s entry into the Cooperation Agreement and the matters described in Item 1.01 and Item 5.02 hereof. A copy of the news release is attached hereto and filed as Exhibit 99.1 and incorporated by reference herein.

The information under this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits

(c)	Exhibits:

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of November 20, 2023, by and among NRG Energy, Inc., Elliott Investment Management L.P., Elliott Associates, L.P., and Elliott International, L.P.
99.1	Press release of NRG Energy, Inc., dated November 20, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the IXBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary

Dated: November 20, 2023

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